Rescission Agreement

THIS AGREEMENT ("Agreement") is made effective the 27th day of December, 2013, by Renegade Engine Company Pty Ltd. ("Purchaser") and Camtech Investments Pty Ltd. as trustee for Munro Family Trust (“Vendor”),

WHEREAS:

A.	Purchaser is a proprietary company incorporated under the laws of Australia (ACN 150 395 565);

B.	Vendor is a proprietary company incorporated under the laws of Australia (ABN 98 863 980 372);

C.	On April 22, 2013, Purchaser and Vendor executed the Asset Sale Agreement attached hereto as Exhibit “A” (the “Asset Sale Agreement”);

D.	Purchaser and Vendor wish to rescind the Asset Sale Agreement in accordance with the terms and subject to the conditions set out herein;

NOW THEREFORE in consideration of the mutual covenants herein contained and the payment of $1.00 by each of the parties hereto to the other party hereto (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto covenant and agree with each other as follows:

1.	Rescission of Agreement. The parties hereto hereby agree, subject to the provisions of this Agreement, that effective at and as of the date hereof (the "Effective Date") the Asset Sale Agreement and all other agreements and understandings whether written or oral relating to the subject matter of the Asset Sale Agreement shall be rescinded and shall be of no further force and effect.

2.	No Obligations. Each party hereto hereby acknowledges and agrees, subject to the provisions of this Agreement, that effective at and as of the Effective Date, neither of the parties hereto shall have any further obligation to each other pursuant to or arising directly or indirectly from the Asset Sale Agreement or from any other agreement and understanding whether written or oral relating to the subject matter thereof.

3.	Return of Demand Note. This Agreement is subject to Vendor surrendering for cancellation that certain Promissory Note dated April 22, 2013 attached hereto as Exhibit “B” to Novagen Finance Pty Ltd. (ACN 156 045 180).

4.	Release. Subject to the provisions of this Agreement, effective at and as of the Effective Date, each of the parties hereto hereby forever releases and discharges the other party hereto and all of its respective affiliates, subsidiaries, parents and associated companies, successors and assigns, together with its respective directors, officers, consultants and agents, and its respective successors and assigns from any and all actions, causes of action, contracts, covenants (whether express or implied), claims and demands for damages, indemnity, costs, interest, loss or injury of every nature and kind whatsoever and howsoever arising, whether known or unknown, suspected or unsuspected, which such party may heretofore have had, may now have, or may in the future have, at law or in equity, by reason of or arising directly or indirectly from the Asset Sale Agreement.

5.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Queensland, Australia, and the laws of Australia applicable therein.

6.	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

7.	Counterparts. This Agreement may be executed in any number of counterparts (by original or facsimile signature) and all such counterparts taken together will be deemed to constitute one and the same instrument.

8.	Effect of Agreement. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and heirs, executors and administrators, as applicable.

9.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first written above.

Purchaser:	Renegade Engine Company Pty Ltd.
ACN 150 395 565
in accordance with section 127(1) of the
Corporations Act 2001 (Commonwealth)
by authority of its directors:

/s/ Sonny Nugent
Sonny Nugent
Director

Vendor:	Camtech Investments Pty Ltd.
as trustee for Munro Family Trust
ABN 98 863 980 372
in accordance with section 127(1) of the
Corporations Act 2001 (Commonwealth)
by authority of its directors:

/s/ Darryl James Munro
Darryl James Munro
Director

Exhibit A

ASSET SALE AGREEMENT

DATE

THIS AGREEMENT is made on the date set out in item 1 of the schedule.

PARTIES

BETWEEN the parties described in item 2 of the schedule.

RECITALS

A	The Vendor owns and uses the Assets in its Business.
B	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets subject to the terms and conditions of this agreement.

AGREEMENT

THE PARTIES AGREE THAT:

1	INTERPRETATION
1.1	Definitions

In this agreement, unless the subject or the context otherwise requires:

(a)	‘ASSETS’ means the assets as described in item 4 of the schedule;
(b)	‘BUSINESS’ means the business conducted by the Vendor as described in item 3 of the schedule;
(c)	‘COMPLETION DATE’ means the date specified in item 5 of the schedule or such other date as agreed in writing between the Vendor and the Purchaser;
(d)	‘DEPOSIT’ means the amount set out in item 7 of the schedule;
(e)	‘PURCHASER’ means the person so described in item 2 of the schedule;
(f)	‘PURCHASE PRICE’ means the price as specified in item 6 of the schedule; and
(g)	‘VENDOR’ means the person so described in item 2 of the schedule.
1.2	Construction

In this agreement, unless the subject or the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;
(b)	words importing one gender include the other gender;
(c)	a reference to any party or other person includes that person’s successors and permitted assigns;
(d)	a reference to a statute, ordinance or other legislation includes any amendment, replacement or re-enactment for the time being in force and includes all regulations, by-laws and statutory instruments made thereunder;

(e)	a reference to this or any other document includes a reference to that document as amended, supplemented, novated or replaced from time to time;
(f)	a reference to a recital, clause or schedule is a reference to a recital, clause or schedule of this agreement;
(g)	a reference to writing includes all means of reproducing words in a tangible and permanently visible form;
(h)	a reference to time is a reference to time in the State specified in item 8 of the schedule;
(i)	a reference to a person includes a natural person, corporation, partnership, trust, estate, joint venture, sole partnership, government or governmental subdivision or agency, association, cooperative and any other legal or commercial entity or undertaking;
(j)	the headings in this agreement do not affect its interpretation; and
(k)	the recitals and the schedule form part of this agreement. SALE AND PURCHASE
1.3	The Vendor agrees to sell and the Purchaser agrees to buy from the Vendor all the Vendor’s right, title and interest in the Assets for the Purchase Price.
2	PURCHASE PRICE
2.1	The Purchase Price is payable pursuant to a Promissory Note made on the date set out in item 1 of the schedule.
2.2	Any money payable in accordance with this agreement will be made or tendered in Australian currency either in cash or by a draft or cheque drawn by a bank as defined by the Banking Act 1959.
3	OBLIGATIONS OF VENDOR
3.1	Until the Completion Date the Vendor will inform and keep the Purchaser informed of any matter which materially affects the Business and will consult the Purchaser before taking any action in respect of such matter.
3.2	The Vendor agrees that until the Completion Date it will not, except where such action or activity is in the ordinary course of business:
(a)	enter into any abnormal or unusual transactions relating to or adversely affecting any or all of the Assets;
(b)	incur any liabilities in relation to any or all of the Assets;
(c)	grant or agree to grant any encumbrance over any or all of the Assets.
4	PROPERTY AND POSSESSION
4.1	Possession of the Assets will be given to the Purchaser on the Completion Date.
4.2	Until the Completion Date all Assets are at the risk of the Vendor.
5	ACTION AT COMPLETION
5.1	The Vendor will on the Completion Date:

(a)	deliver such of the Assets as are capable of delivery to the Purchaser or to such location as directed in writing by the Purchaser;
(b)	deliver to the Purchaser all instruments of transfer, assignments, conveyances and any other documents executed by the Vendor which are reasonably required by the Purchaser to transfer, assign or convey each of the Assets to the Purchaser; and
(c)	do all such other acts and things and execute all such other documents, (which will be in a form reasonably acceptable to the Purchaser) as may be necessary or desirable to be done or executed in order to transfer, assign or convey the Assets to the Purchaser.
6	VENDOR’S WARRANTIES
6.1	The Vendor warrants that the Assets:
(a)	are the Vendor’s sole and absolute property and are not subject to any encumbrance;
(b)	will be in substantially the same state and condition (fair wear and tear excepted) at the Completion Date as at the date of this agreement.
7	GST
7.1	GST definitions

For the purpose of this Clause 7:

(a)	‘GST’ means GST within the meaning of the GST Act;
(b)	‘GST Act’ means the A New Tax System (Goods and Services Tax) Act 1999 (as amended);
(c)	expressions set out in italics in this clause bear the same meaning as those expressions in the GST Act.
7.2	Amounts otherwise payable do not include GST

To the extent that a party makes a taxable supply in connection with this agreement, except where express provision is made to the contrary, and subject to this Clause 7, the consideration payable by a party under this agreement represents the value of the taxable supply for which payment is made.

7.3	Liability to pay GST

Subject to Clause 7.4, if a party makes a taxable supply in connection with this agreement for a consideration which under Clause 7.2 represents its value, then the party liable to pay for the taxable supply must also pay, at the same time and in the same manner as the value is otherwise payable, the amount of any GST payable in respect of the taxable supply.

7.4	Tax invoice

A party’s right to payment under Clause 7.3 is subject to a valid tax invoice being delivered to the party liable to pay for the taxable supply.

7.5	GST warranties

If, in connection with this agreement, rights or benefits under or in connection with any other agreement are conferred on the Purchaser, or if obligations owed under any other agreement are assumed by the Purchaser, including assumption or conferral by way of assignment or novation, the Vendor warrants that, if any GST is liable to be paid in connection with any taxable supply made by the Purchaser under that other agreement (including that other agreement as assigned or novated), the Purchaser is or will be entitled to recover from the party required to pay for the taxable supply, an amount so that after meeting any liability to pay GST, the Purchaser retains the same amount as if GST was not payable in connection with the taxable supply.

7.6	Indemnity

The Vendor agrees to keep the Purchaser indemnified against all loss, liability or expense suffered by the Purchaser arising directly or indirectly from a breach of Clause 7.5.

8	MISCELLANEOUS
8.1	Further acts

Each party agrees to do all things that may be necessary or desirable to give full effect to every part of this agreement if asked in writing by another party to do so.

8.2	Assignment

Neither the rights nor the obligations of any party under this agreement may be assigned, transferred, subcontracted or otherwise disposed of, in whole or in part, without the prior written consent of the other parties.

8.3	Waiver

No waiver by any party of any default in the strict and literal performance of or compliance with any provision, condition or requirement of this agreement is to be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement in this agreement, nor to be a waiver of or in any manner release any party from strict and literal performance of and compliance with any provision, condition or requirement in the future, nor will any delay or omission of any party to exercise any right in any manner impair the exercise of any such right accruing to such party thereafter.

8.4	Notice

Any notice, demand or other communication to be given or required to be made pursuant to this agreement is to be in writing and is to be given by post, facsimile or hand to a party at the party’s address as set out in item 2 of the schedule or at such other address or facsimile number as is notified by one party to the other.

8.5	Costs

Each party is responsible for its own costs in relation to the preparation and execution of this agreement.

8.6	Stamp duty

The Purchaser must bear and is responsible for all stamp duty on or in respect of:

(a)	this agreement;
(b)	the sale, purchase or assignment of any property or interest under this agreement; and
(c)	any instrument or transaction contemplated by this agreement.
8.7	Provisions severable

If any provision of this agreement is invalid, illegal or unenforceable in any respect the validity, legality and enforceability of the remaining provisions will not be affected and such invalid, illegal or unenforceable provision is to be severed from this agreement.

8.8	Governing law

This agreement is governed by and construed in accordance with the laws of the State specified in item 8 of the schedule and the parties irrevocably submit to the jurisdiction of the courts of that State.

8.9	Entire agreement

This agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this agreement and supersedes all prior agreements, understandings and representations.

SIGNATURES

EXECUTED by the parties.

EXECUTED by
Camtech Investments Pty Ltd as trustee for Munro Family Trust
ABN 98 863 980 372

in accordance with section 127(1) of the
Corporations Act 2001 (Commonwealth)
by authority of its directors:

/s/ D. Munro
Signature of Director/Secretary* of Vendor	Signature of Director of Vendor
*delete whichever is not applicable

Director
Office held	Office held

Darryl James Munro
Name of Director/Secretary* of Vendor (in block letters)	Name of Director of Vendor (in block letters)
*delete whichever is not applicable

EXECUTED by
Renegade Engine Company Pty Ltd
ACN 150 395 565
in accordance with section 127(1) of the
Corporations Act 2001 (Commonwealth)
by authority of its directors:

/s/ Sonny Nugent
Signature of Director/Secretary* of Purchaser	Signature of Director of Purchaser
*delete whichever is not applicable

Director
Office held	Office held

Sonny Nugent
Name of Director/Secretary* of Purchaser	Name of Director of Purchaser
(in block letters)	(in block letters)
*delete whichever is not applicable

SCHEDULE

ITEM 1

Date of Agreement:		22nd April 2013

ITEM 2

Parties (Heading and Clause 10.4):

	Vendor:	Camtech Investments Pty Ltd as trustee for Munro Family Trust
ABN 98 863 980 372
c/- 47 Nerang Street, Nerang in the state of Queensland, Australia
(the ‘Vendor’)

	Purchaser:	Renegade Engine Company Pty Ltd
ACN 150 395 565
1st Floor, 15 Short Street, Southport in the state of Queensland, Australia
(the ‘Purchaser’)

ITEM 3

Business (Recital A and Clause 1.1(b)):		Engineering Workshop

ITEM 4

Assets (Clause 1.1(a)):		Plant and Equipment and Goodwill
All other assets, properties and rights of every kind and character whether real or personal, tangible or intangible, wherever located and whenever acquired, owned by the Vendor and used in connection with the Business.

ITEM 5

Completion Date (Clause 1.1(c)):		22nd April 2013

ITEM 6

Purchase Price (Clauses 1.1(f) and 4.1):		Plant and Equipment – $70,000
Goodwill - $200,000
Total - $270,000

ITEM 7

Deposit (Clauses 1.1(d) and 4.1(a)):		$NIL

ITEM 8

Time and Governing law

(Clauses 1.2(h) and 10.8):	Queensland, Australia

ITEM 9

Conditions precedent (Clause 2.1):	NIL

Exhibit B

PROMISSORY NOTE

DATE:	19th April 2013

BORROWER:	Novagen Finance Pty Ltd (A.C.N. 156 045 180)

BORROWER’S MAILING ADDRESS: Level 1

13-15 Short Street
Southport, Queensland 4215

LENDER:	Darryl James Munro and Lynda Marie Stewart

PLACE FOR PAYMENT: Level 1

13-15 Short Street
Southport, Queensland 4215

PRINCIPAL AMOUNT: $270,000

ANNUAL INTEREST RATE: 5% on unmatured amounts;

10% on matured, unpaid amounts

TERMS OF PAYMENT:

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due when called by the Lender. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on matured, unpaid amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney’s fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on matured unpaid amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be cancelled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

/s/ Micheal Nugent

Micheal Nugent

NOVAGEN FINANCE PTY LTD

(A.C.N 156 045 180)